                                                                     Exhibit 5.2


                                   SIDLEY & AUSTIN
                                   875 Third Avenue
                               New York, New York 10022
                              Telephone:  (212) 906-2000
                              Facsimile:  (212) 906-2021






                                    March 20, 1998

Structured Asset Securities Corporation
200 Vesey Street
New York, New York  10285

          Re:  Structured Asset Securities Corporation
               Mortgage-Backed Securities
               Registration Statement on Form S-3
               ---------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Registrant on March 20, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") with respect to the Registrant's Mortgage-Backed Securities (the "Securities") to be issued from time to time. The Registration Statement relates to the registration under the Act of Securities consisting of either (i) collateralized mortgage obligations ("Bonds") that will evidence the indebtedness of the Registrant or, alternatively, owner trusts established by the Registrant (each, an "Owner Trust") or (ii) mortgage pass-through certificates ("Certificates") that will represent interests in trust funds established by the Registrant, in each case as described in the Registration Statement. The Securities are issuable in one or more series (each, a "Series") under (i) with respect to each Series of Bonds, a separate trust indenture (a "Trust Indenture", and together with any supplements thereto, an "Indenture") between the Registrant or, alternatively, the Owner Trust identified therein (acting through the owner trustee (the "Owner Trustee") named therein) and the trustee named therein, and (ii) with respect to each series of Certificates, a separate pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Registrant, the servicer or master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein, the REMIC administrator (if any) named therein and the trustee named therein. The Securities of each Series are to be sold as described in the Registration

Structured Asset Securities Corporation
March 20, 1998
Page 2


Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In rendering this opinion, we have assumed that: the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement; the Trust Indenture with respect to each Series of Bonds is executed and delivered substantially in the form included as Exhibit 4.2 to the Registration Statement; and the transactions contemplated to occur under the Registration Statement and the Pooling and Servicing Agreement or Indenture, as the case may be, with respect to any Series of Securities in fact occur in accordance with the terms thereof.

          Furthermore, in rendering this opinion, we have also assumed that: each party to the Pooling and Servicing Agreement or Indenture, as the case may be, with respect to each Series of Securities will have been duly organized and will be validly existing and in good standing under the jurisdiction of its organization; and each party to such Pooling and Servicing Agreement or Indenture, as the case may be, will possess the power and authority to enter into and perform all of such party's obligations thereunder.

          Based upon and subject to the foregoing, we are of the opinion that when

          (i)  the Registration Statement becomes effective,

          (ii) the issuance and principal terms of each Series of Securities have been duly authorized by appropriate corporate action by the Registrant and, in the case of Bonds issued by an Owner Trust, the applicable Owner Trustee on behalf of such Owner Trust,

Structured Asset Securities Corporation
March 20, 1998
Page 3


          (iii) the Pooling and Servicing Agreement or Indenture, as the case may be, with respect to such Series of Securities has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and

          (iv) the Securities of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement or Indenture, as the case may be, relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto, the Securities of such Series will be legally and validly issued and outstanding, fully paid and non-assessable and, in the case of Bonds, will be binding obligations of the Registrant, or alternatively, in the case of Bonds issued by an Owner Trust, the applicable Owner Trust, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus and in the Prospectus Supplement relating to each Series of Securities with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

          We express no opinion as to any laws other than the laws of the State of New York and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.


                                   Very truly yours,

                                   /s/  Sidley & Austin